Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 1, 2025 with respect to the financial statements of Hyperliquid Strategies Inc as of July 2, 2025, included in a Registration Statement on Form S-1, as amended (File No. 333-291017). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Philadelphia, Pennsylvania

May 21, 2026